UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2025

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

AIMCO OP L.P.

(Exact name of registrant as specified in its charter)

Maryland (Apartment Investment and Management Company)	1-13232	84-1259577
Delaware (Aimco OP L.P.)	0-56223	85-2460835
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1450, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 224-7900

NOT APPLICABLE

(Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Investment and Management Company Class A Common Stock	AIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act. ☐

Item 8.01 Other Events.

As previously reported, on August 5, 2025, certain subsidiaries of Apartment Investment and Management Company (“Aimco”) and Aimco OP L.P. (collectively, the “Company” or “Seller”) entered into one Agreement of Purchase and Sale (the “Agreement”) with HGI Acquisitions, LLC (the “Purchaser”). The Purchaser is not affiliated with the Seller. Under the terms of the Agreement, the Seller agreed to sell to the Purchaser, five properties located in suburban Boston (Massachusetts, New Hampshire, and Rhode Island) (the “Boston Portfolio”) for an aggregate purchase price of $740 million. On September 9, 2025, the Company completed the sale of four of the five properties located in suburban Boston to the Purchaser for an aggregate purchase price of $490 million with the fifth property closing at a later date to accommodate the assumption of the property loan pursuant to the terms of the Agreement. On September 15, 2025, the Company filed a Current Report on Form 8-K (the “Original Form 8-K”), which included the unaudited pro forma financial information of these four properties.

On October 3, 2025, the Company completed the sale of the fifth property, Royal Crest Estates (Nashua), located in suburban Boston to the Purchaser for a gross purchase price of $250 million. In connection with the final phase of the Boston Portfolio sale, $173.4 million of non-recourse property debt was assumed by the Purchaser. The Company plans to use the incremental net proceeds from the sale, paid in cash, to reduce leverage and for general corporate purposes. While the disposition of Royal Crest Estates (Nashua) is individually insignificant, the Company is filing this amendment on Form 8-K/A to amend the Original Form 8-K to voluntarily add the unaudited pro forma financial information of the fifth property.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements, including those regarding the timing of asset sales and the timing and amount of capital expected to be returned to stockholders, are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, and assumptions that may affect actual results or outcomes, including changes in market conditions, fluctuations in our stock price, our financial performance, regulatory changes, and general economic conditions. Readers should carefully review the Company's financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as these filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management's judgment as of this date, and the Company assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

The following unaudited pro forma financial information of the Company, which reflect the sale of the Company’s interests in the Boston Portfolio to the Purchaser, are filed as Exhibit 99.1 to this Current Report.

•
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2025
•
Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2025 and the years ended December 31, 2024, 2023, and 2022

(d) The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Aimco and Aimco OP L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2025

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ H. Lynn C. Stanfield
H. Lynn C. Stanfield
Executive Vice President and Chief Financial Officer

AIMCO OP L.P.
By: Aimco OP GP, LLC, its general partner By: Apartment Investment and Management Company, its managing member

/s/ H. Lynn C. Stanfield
H. Lynn C. Stanfield
Executive Vice President and Chief Financial Officer